PROSPECTUS SUPPLEMENT                     This Prospectus Supplement, filed
FOR THE PERIOD ENDING                     pursuant to Rule 424(b)(3),
DECEMBER 31, 1998 TO                      relates to Registration Statement
PROSPECTUS DATED                          33-71504-01 and the Prospectus
NOVEMBER 16, 1993                         dated November 16, 1993


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 15, 1999


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                      0-23108                       Not Applicable
--------                      -------                       --------------
(State of                     (Commission                   (IRS Employer
organization)                 File Number)                  Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                             19720
---------------------------------------------------------
(Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code: (302) 323-7184


                                 Not Applicable
                    ---------------------------------------------
                 (Former address, if changed since last report)

                                  Page 1 of 147
                         Index to Exhibits is on page 8

Item 5. Other Events

A) Series 1993-1:
On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the December 1998 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B) Series 1993-2:
On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the December 1998 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C) Series 1993-3:
On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the December 1998 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D) Series 1994-2:
On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the December 1998 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E) Series 1994-3:
On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the December 1998 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F) Series 1994-A:
On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the December 1998 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G) Series 1995-1:
On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the December 1998 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H) Series 1995-2:
On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the December 1998 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (h) hereto.

I) Series 1995-3:
On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the December 1998 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J) Series 1996-1:
On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the December 1998 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K) Series 1996-2:
On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the December 1998 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L) Series 1996-3:
On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the December 1998 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M) Series 1996-4:
On January 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the December 1998 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N) Series 1997-1:
On January 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the December 1998 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O) Series 1997-2:
On January 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the December 1998 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(o) hereto.

P) Series 1997-3:
On January 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the December 1998 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(p) hereto.

Q) Series 1997-4:
On January 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the December 1998 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(q) hereto.

R) Series 1998-1:
On January 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the December 1998 Due Period with respect to Series 1998-1, which is attached as Exhibit 20(r) hereto.

S) Series 1998-2:
On January 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the December 1998 Due Period with respect to Series 1998-2, which is attached as Exhibit 20(s) hereto.

T) Series 1998-3:
On January 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the December 1998 Due Period with respect to Series 1998-3, which is attached as Exhibit 20(t) hereto.

U) Series 1998-4:
On January 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the December 1998 Due Period with respect to Series 1998-4, which is attached as Exhibit 20(u) hereto.

V) Series 1998-6:
On January 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the December 1998 Due Period with respect to Series 1998-6, which is attached as Exhibit 20(v) hereto.

W) Series 1998-7:
On January 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the December 1998 Due Period with respect to Series 1998-7, which is attached as Exhibit 20(w) hereto.

Item 7. Financial Statements and Exhibits
(c) Exhibits

Exhibit No.         Description
-----------         -----------

20(a)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1993-1.

20(b)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1993-2.

20(c)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1993-3.

20(d)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1994-2.

20(e)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1994-3.

20(f)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1994-A.

20(g)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1995-1.

20(h)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1995-2.

20(i)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1995-3.

20(j)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1996-1.

20(k)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1996-2.

20(l)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1996-3.

20(m)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1996-4.

20(n)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1997-1.

20(o)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1997-2.

20(p)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1997-3.

20(q)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1997-4.

20(r)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1998-1.

20(s)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1998-2.

20(t)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1998-3.

20(u)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1998-4.

20(v)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1998-6.

20(w)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1998-7.

                                   SIGNATURES

       Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  DISCOVER CARD MASTER TRUST I
                                          (Registrant)

                                    By: GREENWOOD TRUST COMPANY
                                        as originator of the Trust


                                    By:       John J. Coane
                                        -----------------------------------
                                        John J. Coane
                                        Vice President, Chief Accounting
                                        Officer and Treasurer


Date: January 15, 1999

                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------
20(a)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1993-1.

20(b)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1993-2.

20(c)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1993-3.

20(d)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1994-2.

20(e)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1994-3.

20(f)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1994-A.

20(g)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1995-1.

20(h)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1995-2.

20(i)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1995-3.

20(j)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1996-1.

20(k)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1996-2.

20(l)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1996-3.

20(m)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1996-4.

20(n)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1997-1.

20(o)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1997-2.

20(p)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1997-3.

20(q)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1997-4.

20(r)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1998-1.

20(s)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1998-2.

20(t)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1998-3.

20(u)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1998-4.

20(v)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1998-6.

20(w)               Monthly Certificateholders' Statement, related to the Due Period ending
                    December 31, 1998, for Series 1998-7.